Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

East West Bank Employees 401(k) Savings Plan
Pasadena, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 ( No. 333-91554) of our report dated June 29, 2009, relating to the financial statements and supplemental schedule of the East West Bank Employees 401(k) Savings Plan appearing in this Annual Report on Form 11-K for the year ended December 31, 2008.

/s/ BDO Seidman, LLP
Los Angeles, California

June 29, 2009